EXHIBIT 10.3

GUARANTEE AND COLLATERAL AGREEMENT

made by

CARGO AIRCRAFT MANAGEMENT, INC.

and certain of its Affiliates

in favor of

SUNTRUST BANK,
as Administrative Agent

Dated as of May 9, 2011

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TABLE OF CONTENTS

Section 1.    DEFINED TERMS    1
1.1.    Definitions    1
1.2.    Other Definitional Provisions    3
Section 2.    GUARANTEE    3
2.1.    Guarantee    3
2.2.    Right of Contribution    4
2.3.    No Subrogation    4
2.4.    Amendments, etc., with respect to the Borrower Obligations    5
2.5.    Guarantee Absolute and Unconditional    5
2.6.    Reinstatement    6
2.7.    Payments    6
Section 3.    GRANT OF SECURITY INTEREST    6
Section 4.    REPRESENTATIONS AND WARRANTIES    7
4.1.    Title; No Other Liens    7
4.2.    Perfected First Priority Liens    7
4.3.    Jurisdiction of Organization    7
4.4.    Restricted Capital Stock and Restricted Accounts    7
4.5.    Aircraft.    8
Section 5.    COVENANTS    8
5.1.    Maintenance of Insurance    8
5.2.    Maintenance of Perfected Security Interest; Further Documentation    8
5.3.    Changes in Locations, Name, etc.    8
5.4.    Notices    9
5.5.    Restricted Capital Stock and Restricted Accounts    9
5.6.    Aircraft    9
5.7.    Further Assurances.    10
Section 6.    REMEDIAL PROVISIONS    11
6.1.    Proceeds to be Turned Over to Administrative Agent    11
6.2.    Application of Proceeds    11
6.3.    Code and Other Remedies    11
6.4.    Deficiency    12
6.5.    Maintenance of United States Citizenship of Grantors    12
Section 7.    THE ADMINISTRATIVE AGENT    12
7.1.    Administrative Agent’s Appointment as Attorney-in-Fact, etc.    12
7.2.    Duty of Administrative Agent    14
7.3.    Filing of Financing Statements    14
7.4.    Authority of Administrative Agent    14

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Section 8.    MISCELLANEOUS    15
8.1.    Amendments in Writing    15
8.2.    Notices    15
8.3.    No Waiver by Course of Conduct; Cumulative Remedies    15
8.4.    Enforcement Expenses; Indemnification    15
8.5.    Successors and Assigns    16
8.6.    Setoff    16
8.7.    Counterparts    16
8.8.    Severability    16
8.9.    Section Headings    17
8.10.    Integration    17
8.11.    GOVERNING LAW    17
8.12.    Submission To Jurisdiction; Waivers    17
8.13.    Acknowledgments    17
8.14.    Additional Grantors    18
8.15.    Releases    18
8.16.    Subordination    18
8.17.    WAIVER OF JURY TRIAL    19

SCHEDULES
Schedule 1    Qualified Aircraft in Collateral Pool
Schedule 2    Jurisdictions of Organization
Schedule 3    Notice Addresses

ANNEX
Annex 1    Form of Assumption Agreement

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THIS GUARANTEE AND COLLATERAL AGREEMENT (this “Agreement”) dated as of May 9, 2011, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of SUNTRUST BANK, as Administrative Agent (in such capacity, the “Administrative Agent”) for the lending and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cargo Aircraft Management, Inc., a Florida corporation (the “Borrower”), Air Transport Services Group, Inc., a Delaware corporation (“Holdings”), the Lenders and the Administrative Agent.
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders and the Administrative Agent have entered into the Credit Agreement, pursuant to which the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
WHEREAS, Holdings and the Borrower are members of an affiliated group of companies that includes each other Grantor;
WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;
WHEREAS, Holdings, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;
NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, and in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and in order to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
SECTION 1. DEFINED TERMS
1.1. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
(b)The following terms shall have the following meanings:

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“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
“Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations, indebtedness and liabilities of the Borrower (including, without limitation, (i) interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, and (ii) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or any of its Affiliates and arising from treasury, depository and cash management services in connection with any automated-clearing-house transfers of funds) to the Administrative Agent, the Letter of Credit Issuer or any Lender (or, in the case of any Specified Hedge Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or pursuant to, the Credit Agreement, this Agreement, the other Credit Documents, any Letter of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, Reimbursement Obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).
“Citizenship Requirements”: as defined in Section 6.5.
“Collateral”: as defined in Section 3.
“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1.
“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Credit Document or any Specified Hedge Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Credit Document).
“Guarantors”: the collective reference to each Grantor other than the Borrower.
“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligations”: (i) in the case of the Borrower, the Borrower Obligations and (ii) in the case of each Guarantor, its Guarantor Obligations.

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“paid in full” and “payment in full”: paid in full in cash.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
“Restricted Accounts”: the Accounts of Holdings or any of its Subsidiaries.
“Restricted Capital Stock”: any Capital Stock of any of Holdings’ Subsidiaries.
“Secured Parties”: the collective reference to the Administrative Agent, the Letter of Credit Issuer, the Lenders and any Lender Affiliate to which Borrower Obligations or Guarantor Obligations, as applicable, are owed.
“Securities Act”: the Securities Act of 1933, as amended.
“Transportation Code”: Title 49 of the United States Code, as the same may be amended, modified, restated or replaced from time to time.
1.2. Other Definitional Provisions. (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
(b)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(c)Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
SECTION 2. GUARANTEE
2.1. Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors and permitted indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.
(b)Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).
(c)Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without

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impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.
(d)The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.
(e)Except as provided in Section 8.15, no payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any setoff, appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit is outstanding and the Commitments are terminated.
2.2. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor (other than Holdings) shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.
2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any setoff or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security, guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit is outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative

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Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. For the avoidance of doubt, nothing in the foregoing shall operate as a waiver of any subrogation rights.
2.4. Amendments, etc., with respect to the Borrower Obligations. To the fullest extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon them or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Credit Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may reasonably deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
2.5. Guarantee Absolute and Unconditional. To the fullest extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the fullest extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2, to the fullest extent permitted by applicable law, shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Credit Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower

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Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
2.6. Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
2.7. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the Payment Office.
SECTION 3. GRANT OF SECURITY INTEREST
Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired or created by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (wherever located, collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
(a)all Aircraft listed on Schedule 1 (or on any additions or supplements to such schedule);
(b)all Aircraft at any time included in the Collateral Pool; and
(c)to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

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SECTION 4. REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each of the other Secured Parties that:
4.1. Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens. No effective financing statement, security agreement or other public notice with respect to all or any part of the Collateral is on file, of record or registered in any public office or is of record under the Cape Town Convention, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are expressly permitted by the Credit Agreement or as to which documentation to terminate the same shall have been delivered to the Administrative Agent.
4.2. Perfected First Priority Liens. The security interests granted pursuant to this Agreement (i) upon the filing of financing statements for the Grantors, the filing with the FAA of Aircraft Security Agreements (or Amended and Restated Aircraft Security Agrements) covering the Aircraft included in the Collateral, and the registration of such Liens in the Aircraft under the Cape Town Convention, will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor, to the extent the security interest therein may be perfected by filing, recording or registration in the United States pursuant to the New York UCC or the rules and regulations of the FAA and (ii) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens which have priority over the Liens on the Collateral by operation of law (including the priority rules under the New York UCC) or which are expressly permitted pursuant to Section 9.3 of the Credit Agreement to be prior to the security interests granted pursuant to this Agreement.
4.3. Jurisdiction of Organization. On the date hereof, such Grantor’s jurisdiction of organization and identification number from the jurisdiction of organization (if any) are specified on Schedule 2. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.
4.4. Restricted Capital Stock and Restricted Accounts. All Restricted Capital Stock and all Restricted Accounts are free of any and all Liens or options in favor of any other Person, except Permitted Liens.
4.5. Aircraft. As of the date hereof, Schedule 1 lists all Qualified Aircraft included in the Collateral Pool, including the following information for each such Aircraft: (a) the owner, (b) the make, model, serial number and registration number of each applicable Airframe, and (c) the make, model, serial number, if less than 550 horsepower, the takeoff

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horsepower rating, of each Engine attached to each applicable Airframe. Such schedule also includes the primary location and base of operations for each of the foregoing. Each Grantor that owns all such Qualified Aircraft are registered pursuant to the Cape Town Convention. The Borrower shall update Schedule 1 concurrently with any addition of any Qualified Aircraft to the Collateral Pool, and the above representations shall be deemed to be remade at such time with respect to all Qualified Aircraft included in the Collateral Pool.
SECTION 5. COVENANTS
Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:
5.1. Maintenance of Insurance. Such Grantor will maintain or caused to be maintained the insurance required by Section 8.3 of the Credit Agreement.
5.2. Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall take all actions reasonably requested by the Administrative Agent to maintain the security interest created by this Agreement as a security interest having at least the perfection and priority described in Section 4.2 and shall take all actions reasonably requested by the Administrative Agent to defend such security interest against the claims and demands of all Persons whomsoever, subject in each case to Liens permitted by the Credit Agreement and to the rights of such Grantor under the Credit Documents to dispose of the Collateral.
(b)Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.
(c)At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.
5.3. Changes in Locations, Name, etc. Such Grantor will not, except upon 10 days’ prior written notice to the Administrative Agent (or such shorter notice as shall be reasonably satisfactory to the Administrative Agent) and delivery to the Administrative Agent of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization from that referred to in Section 4.3 or (ii) change its name.

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5.4. Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:
(a)any Lien (other than security interests created hereby or Permitted Liens) on any of the Collateral which could affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and
(b)the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.
5.5. Restricted Capital Stock and Restricted Accounts. Without the prior written consent of the Administrative Agent, such Grantor shall not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any Restricted Capital Stock or Restricted Accounts (except pursuant to a transaction expressly permitted by Section 9.2 of the Credit Agreement), or (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any Restricted Capital Stock or Restricted Accounts, or any interest therein, except for Permitted Liens.
5.6. Aircraft. (a) Such Grantor shall cause all Qualified Aircraft to be duly registered in its name by the Aviation Authority, and such Aircraft shall at all times be subject to United States registration and bear United States registration markings, and shall take no action that shall cause or permit any Aircraft to fail to be so registered, and in the event any Aircraft is not so registered, take all necessary action to cause such Aircraft to be registered as provided above; provided, that the foregoing shall not apply to the extent the use or operation of such Aircraft does not require such registration. In addition, such Grantor that owns Qualified Aircraft shall at all times be registered pursuant to the Cape Town Convention.
(b)Such Grantor shall maintain, service, repair, overhaul and test, or shall cause to be maintained, serviced, repaired, overhauled or tested, all Qualified Aircraft in accordance with any Material Contracts applicable thereto and so as to keep such Aircraft in good operating condition, ordinary wear and tear excepted, and in such condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the Transportation Code and all FAA regulations thereunder. Each Grantor shall maintain, or cause to be maintained, all records, logs and other materials required to be maintained in respect of all Qualified Aircraft by the Transportation Code, FAA regulations thereunder, the FAA or any other Governmental Authority, and shall promptly furnish to the Administrative Agent such information as the Administrative Agent may reasonably request with respect thereto.
(c)The Qualified Aircraft shall at all times be used solely for commercial or business purposes (including, without limitation, dry leases); provided, however, that such Aircraft may be used as part of Civilian Reserve Air Fleet. No Grantor will permit any Qualified Aircraft to be maintained, used or operated in violation of any insurance policy provisions, any Material Contract or any Requirement of Law of any Governmental Authority having jurisdiction (domestic or foreign), including without limitation the FAA, or in violation of any airworthiness certificate, license, registration or operating certificate relating to such Aircraft and

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issued by any such Governmental Authority, nor will any Grantor suffer any such Aircraft to be so maintained, used or operated. No Grantor will operate or suffer any Qualified Aircraft to be operated except within the geographical limits set forth in applicable insurance policies or operating certificates, whichever may be the more restrictive. In the event that any Requirement of Law requires alteration or modification of any Aircraft, the Grantors will conform thereto or obtain conformance therewith at no expense to the Administrative Agent. The Grantors will permit or require each Qualified Aircraft to be operated only by (i) pilots, appropriately qualified and licensed, considering the particular authorized business or commercial purpose involved and (ii) appropriately qualified and licensed mechanics, but only in connection with taxi operations, and will permit each Qualified Aircraft to be maintained only by duly licensed and qualified mechanics or others as permitted by any Aviation Authority with jurisdiction over such maintenance. Without limiting the generality of the foregoing, Grantors will not operate or locate any Qualified Aircraft or suffer such Aircraft to be operated or located in any recognized or, in any Grantor’s reasonable judgment, threatened area of hostilities, unless such operation is within the scope of such Grantor’s insurance coverage or in connection with a contract with the government of the United States of America pursuant to which said government has assumed liability for all damage, loss, destruction or failure to return possession of such Aircraft at the expiration of the term of such contract as well at for any injury to person or damage to property of others.
(d)Grantors shall not change the primary location or primary base of operations of any Qualified Aircraft included in the Collateral Pool from the locations set forth on Schedule 1 other than with at least 10 Business Days’ prior written notice to the Administrative Agent.
(e)Such Grantor will not permit the Qualified Aircraft owned or leased by it to be landed except at established and properly maintained airports and runways except when reasonably necessary as a precautionary measure or in an emergency in order to prevent the probable occurrence of damage to such Aircraft or injury to persons.
5.7. Further Assurances. Each Grantor shall furnish to the Administrative Agent from time to time upon request statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Administrative Agent. Further, at any time and from time to time, at the request of the Administrative Agent, and at the sole expense of such Grantor, each Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Secured Parties may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

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SECTION 6. REMEDIAL PROVISIONS
If any Event of Default shall have occurred and be continuing under Section 10 of the Credit Agreement, the Administrative Agent may exercise in respect of the Collateral any of the following rights and remedies:

6.1. Proceeds to be Turned Over to Administrative Agent. If the Administrative Agent so requests, all Proceeds received by any Grantor consisting of cash, checks and Cash Equivalents shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.2.
6.2. Application of Proceeds. If an Event of Default shall have occurred or be continuing, the Administrative Agent may (and shall at the request of the Required Lenders) apply any payments received by it under any of the Credit Documents and all or any part of Proceeds required to be included in Collateral held in any Collateral Account in payment of the Obligations as set forth in Section 10.16 of the Credit Agreement.

6.3. Code and Other Remedies. The Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of

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any action taken by it pursuant to this Section 6.3, after deducting all reasonable out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations in accordance with Section 6.2 hereof, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
6.4. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.
6.5. Maintenance of United States Citizenship of Grantors. The parties hereto acknowledge that each Grantor that is granting a security interest in Aircraft is a citizen of the United States as defined under the United States Code, Title 49 (Transportation), Section 40102(a)(15). Notwithstanding any other provision of this Agreement, the Administrative Agent agrees to exercise its rights and remedies under this Agreement in a manner that complies in all material respects at all times, and each Grantor hereby agrees that it will comply at all times, with the United States citizenship requirements of the above-mentioned laws and regulations and any successor provisions thereto (the “Citizenship Requirements”). Any exercise by the Administrative Agent of such rights shall be void ab initio and unenforceable to the extent that such exercise would result in contravention of or failure to meet the Citizenship Requirements.  Nothing in this Section shall in any way affect or impair the Lien of the Administrative Agent, for the benefit of the Lenders, in the Collateral or the exercise by the Administrative Agent of its rights and remedies under this Agreement or any Aircraft Security Agreement filed with the FAA, so long as such exercise is in compliance with the Citizenship Requirements.  Further, nothing in this Section shall give rise to any claims, causes of action or other rights in favor of any Grantor against the Administrative Agent or any Lender.
SECTION 7. THE ADMINISTRATIVE AGENT
7.1. Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, subject to the last sentence of this clause (a), as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives

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the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i)in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Proceeds and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due with respect to any Proceeds whenever payable;
(ii)pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iii)execute, in connection with any sale provided for in Section , any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(iv)(1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may reasonably deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless a Default or an Event of Default shall have occurred.
(b)If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

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(c)The reasonable out-of-pocket expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.
(d)Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
7.2. Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9‑207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.
7.3. Filing of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.
7.4. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no

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Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 8. MISCELLANEOUS
8.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.12 of the Credit Agreement.
8.2. Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 12.3 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 3.
8.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section ), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
8.4. Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its out‑of‑pocket costs and expenses incurred in collecting against such Guarantor under the guarantee contained in or otherwise enforcing or preserving any rights under this Agreement and the other Credit Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to the Administrative Agent.
(b)Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
(c)Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 12.1 of the Credit Agreement.

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(d)The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.
8.5. Successors and Assigns. This Agreement shall be binding upon the permitted successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent, the Letter of Credit Issuer and the Secured Parties and their permitted successors and assigns; provided that no Grantor may, except pursuant to a merger or consolidation expressly permitted by Section 9.2 of the Credit Agreement, assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
8.6. Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, during the continuance of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Grantor, any such notice being hereby expressly waived by each Grantor to the fullest extent permitted by applicable law, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of the Administrative Agent or such Lender wherever located) to or for the credit or the account of any Grantor against and on account of the Obligations of such Grantor then due and payable to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrower purchased by such Lender pursuant to Section 12.4(b) of the Credit Agreement, and all other claims of any nature or description then due and payable arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand hereunder and although said deposits or Indebtedness owing by the Administrative Agent or such Lender, or any of them, shall be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such setoff and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Administrative Agent or such Lender may have.
8.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
8.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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8.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
8.10. Integration. This Agreement and the other Credit Documents represent the agreement of the Grantors, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Credit Documents.
8.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
8.12. Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:
(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non‑exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and of any state court of the State of New York located in the Borough of New York and any appellate courts from any thereof;
(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.12 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
8.13. Acknowledgments. Each Grantor hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;
(b)neither the Administrative Agent, the Letter of Credit Issuer nor any Lender, in such capacity, has any fiduciary relationship with or duty to any Grantor arising out of

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or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
8.14. Additional Grantors. Each Subsidiary of Holdings that is required to become a party to this Agreement pursuant to Section 8.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
8.15. Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
(b)If any of the Collateral shall be released as expressly permitted by Section 8.10(c) of the Credit Agreement, then (i) the Liens created hereby on such Collateral shall automatically be released and (ii) the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.
8.16. Subordination. Each Grantor agrees that any Indebtedness of any Grantor owing to any other Grantor pursuant to Section 9.4(b) of the Credit Agreement, whether created prior to, on, or after the date hereof (the “Intercompany Debt”), shall be subordinated in right of payment to the prior payment in full of all Obligations. Following the Borrower’ receipt of notice from the Administrative Agent given during the existence of an Event of Default, the Grantors shall pay to the Administrative Agent any and all payments in respect of the Intercompany Debt and any amount so paid to the Administrative Agent shall be applied to payment of the Obligations as provided in Section 6.2 hereof. Each payment on the Intercompany Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Grantor as trustee for the Secured Parties and shall be paid over to the Administrative Agent immediately on account of the Obligations, but without otherwise affecting in any manner such Grantor’s liability hereof.
8.17. WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR

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PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

CARGO AIRCRAFT MANAGEMENT, INC.

By:        /S/ W. JOSEPH PAYNE
Name:    W. Joseph Payne
Title:    Vice President

727 AIRCRAFT TWO, INC.

By:        /S/ JOSEPH C. HETE
Name:    Joseph C. Hete
Title:    President

ABX AIR, INC.

By:        /S/ JOSEPH C. HETE
Name:    Joseph C. Hete
Title:    Chief Executive Officer

ABX CARGO SERVICES, INC.

By:        /S/ JOSEPH C. HETE
Name:    Joseph C. Hete
Title:    President

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AIRBORNE GLOBAL SOLUTIONS, INC.

By:        /S/ JOSEPH C. HETE
Name:    Joseph C. Hete
Title:    Chief Executive Officer

AIRBORNE MAINTENANCE AND ENGINEERING
SERVICES, INC.

By:        /S/ JOSEPH C. HETE
Name:    Joseph C. Hete
Title:    Chief Executive Officer

AIR TRANSPORT INTERNATIONAL LIMITED LIABILITY
COMPANY

By:        /S/ CYNTHIA TREADWELL-MCCONNELL
Name:    Cynthia Treadwell-McConnell
Title:    President

AMES MATERIAL SERVICES INC.

By:        /S/ JOSEPH C. HETE
Name:    Joseph C. Hete
Title:    President

CAPITAL CARGO INTERNATIONAL AIRLINES, INC.

By:        /S/ DENNIS MANIBUSAN
Name:    Dennis Manibusan
Title:    President

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CARGO AVIATION, INC.

By:        /S/ JOSEPH C. HETE
Name:    Joseph C. Hete
Title:    President

CARGO HOLDINGS INTERNATIONAL, INC.

By:        /S/ JOSEPH C. HETE
Name:    Joseph C. Hete
Title:    Chief Executive Officer

LGSTX FUEL MANAGEMENT, INC.

By:        /S/ QUINT O. TURNER
Name:    Quint O. Turner
Title:    President

LGSTX SERVICES, INC.

By:        /S/ JOSEPH C. HETE
Name:    Joseph C. Hete
Title:    Chief Executive Officer

AIR TRANSPORT SERVICES GROUP, INC.

By:        /S/ JOSEPH C. HETE
Name:    Joseph C. Hete
Title:    President and Chief Executive Officer

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Annex 1 to
Guarantee and Collateral Agreement
ASSUMPTION AGREEMENT, dated as of ________________, 20__, made by ______________________________, a ______________ corporation (the “Additional Grantor”), in favor of SUNTRUST BANK, as administrative agent (in such capacity, the “Administrative Agent”), for the lending and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H :
WHEREAS, CARGO AIRCRAFT MANAGEMENT, INC., a Florida corporation (the “Borrower”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of May 9, 2011 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”);
WHEREAS, in connection with the Credit Agreement, the Borrower, Holdings and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of May 9, 2011 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties;
WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and
WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
NOW, THEREFORE, IT IS AGREED:
1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.10 of the Credit Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder (including the guaranty obligations in Section 2 of the Guaranty and Collateral Agreement) and further grants to the Administrative Agent on behalf of the Secured Parties a security interest in the Collateral, pursuant to Section 3 of the Guaranty and Collateral Agreement. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct

LEGAL02/32605971v5

on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL GRANTOR]

By:    ___________________________
Name:
Title:

LEGAL02/32605971v5

Annex 1-A to
Assumption Agreement
Supplement to Schedule 1
Supplement to Schedule 2
Supplement to Schedule 3